UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2019

American Outdoor Brands Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts 01104

(Address of principal executive offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.001 per Share	AOBC	Nasdaq Global Market Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As described in Item 2.03 of this Current Report on Form 8-K, we and certain of our domestic subsidiaries entered into a fifth amendment, dated as of November 22, 2019, to our existing credit agreement with the lenders and TD Bank, N.A. as administrative agent. The disclosure contained in Item 2.03 of this Current Report on Form 8-K and the information contained in Exhibit 10.113(b) filed herewith are hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 22, 2019, we and certain of our domestic subsidiaries entered into a fifth amendment to our existing credit agreement with the lenders and TD Bank, N.A. as administrative agent (the “Fifth Amendment”). We originally entered into our existing credit agreement on June 15, 2015, as disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2015 (the “Credit Agreement”).

The Fifth Amendment provides that, among other things (i) Smith & Wesson Inc. is added as a Borrower under the Credit Agreement, and (ii) the Lenders consent to the Outdoor Products Group Spin-Off (following which the Outdoor Products Group Subsidiaries shall cease to be Loan Parties), provided that the Spin-Off Conditions are satisfied, which Spin-Off Conditions include, without limitation (x) a requirement that the Loan Parties (other than the Outdoor Products Group Subsidiaries) grant the Lenders a security interest in the Additional Collateral, (y) a reduction of the Revolving Commitment (including any Incremental Revolving Commitments established prior to the Outdoor Products Group Spin-Off) to $250,000,000, and (z) a reduction of the Incremental Commitments to $50,000,000 (less the amount of any Incremental Commitments established prior to the Outdoor Products Group Spin-Off). Other than the changes described in the Fifth Amendment, we otherwise remain subject to the terms of the Credit Agreement, as amended to date.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Fifth Amendment and is subject to and qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed herewith as Exhibit 10.113(b) and is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On November 26, 2019, we notified The Bank of New York Mellon Trust Company, N.A., as trustee, of our intention to issue a notice of redemption to holders of our outstanding 5.000% Senior Notes due 2020, or the Notes, that we will redeem all of our outstanding Notes on January 6, 2020, or the Redemption Date. The redemption price for the Notes will be 100.00% of the principal amount of the Notes, plus accrued and unpaid interest on the Notes to, but not including, the Redemption Date, or the Redemption Price, in accordance with the provisions of the indenture governing the Notes.

This Current Report on Form 8-K does not constitute a notice of redemption under the indenture governing the Notes.

The information in this Item 7.01 is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibits

10.113(b)

Fifth Amendment to Credit Agreement, dated as of November 22, 2019, among the Registrant, American Outdoor Brands Sales Company, and Smith & Wesson Inc., as Borrowers, the subsidiaries of the Borrowers party thereto, as the guarantors, the lenders party thereto, and TD Bank, N.A., as Administrative Agent and Swingline Lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN OUTDOOR BRANDS CORPORATION

Date: November 26, 2019	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer